UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2006, Union Bankshares Corporation (the “Company”) entered into an employment agreement (the “Agreement”) with G. William Beale, effective as of May 1, 2006, pursuant to which the Company will continue to employ Mr. Beale as President and Chief Executive Officer. The Agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 1999 providing for his employment as President and Chief Executive Officer of the Company. The following summary description is qualified in its entirety by reference to the Agreement, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

The Agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the Agreement and on each day thereafter the term of the Agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Under the Agreement, Mr. Beale’s initial annual base salary will be $320,000, which will be reviewed annually by the Board of Directors. Mr. Beale will be entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable management incentive plan adopted on an annual basis by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the Agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the Agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the Agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

The Agreement will terminate in the event that there is a change in control of the Company, at which time the change in control agreement, dated as of November 21, 2000, between the Company and Mr. Beale will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, effective as of May 1, 2006, by and between Union Bankshares Corporation and G. William Beale.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: July 31, 2006	By:	/s/ D. Anthony Peay
D. Anthony Peay Executive Vice President and Chief Financial Officer

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